                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 11

                BRUSH ENGINEERED MATERIALS INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                                              THIRD QUARTER ENDED          NINE MONTHS ENDED
                                           -------------------------   --------------------------
                                             SEPT 26       SEPT 27       SEPT 26       SEPT 27
                                              2003          2002          2003           2002
-------------------------------------------------------------------------------------------------
Basic:
  Average shares outstanding.............   16,563,098    16,558,417    16,562,559     16,557,026
                                           ===========   ===========   ===========   ============
  Net loss...............................  $(3,016,000)  $(2,906,000)  $(6,039,000)  $ (8,788,000)
  Per share amount.......................  $     (0.18)  $     (0.18)  $     (0.36)  $      (0.53)
                                           ===========   ===========   ===========   ============
Diluted:
  Average shares outstanding.............   16,563,098    16,558,417    16,562,559     16,557,026
  Dilutive stock options based on the
     treasury stock method using average
     market price........................           --            --            --             --
                                           -----------   -----------   -----------   ------------
     Totals..............................   16,563,098    16,558,417    16,562,559     16,557,026
                                           ===========   ===========   ===========   ============
  Net loss...............................  $(3,016,000)  $(2,906,000)  $(6,039,000)  $ (8,788,000)
  Per share amount.......................  $     (0.18)  $     (0.18)  $     (0.36)  $      (0.53)
                                           ===========   ===========   ===========   ============

                                        19